UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 28, 2016

Date of Report (Date of earliest event reported)

PLANET PAYMENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35699	13-4084693
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

670 Long Beach Blvd., Long Beach, NY	11561
(Address of principal executive offices)	(Zip Code)

(516) 670-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On January 28, 2016, the Company entered into a Second Amendment to Credit and Security Agreement with Citizens Bank, N.A. (“Citizens”) and certain subsidiary affiliates of the Company as borrowers and/or guarantors (the “Amendment”).  The Amendment amends the original Credit and Security Agreement by and among the parties dated as of June 10, 2015, as amended.  The Amendment provides for an increase in the Company’s line of credit (the “Line of Credit”) with Citizens to $20 million (from $10 million), and extends the date by which the entire unpaid principal amount of the Line of Credit together with interest shall be due and payable in full to December 31, 2020.

On January 28, 2016, the Company and Citizens entered into a First Modification to Revolving Line of Credit Promissory Note (the “First Modification”) that amended the original promissory note dated June 10, 2015, consistent with the amendments effectuated pursuant to the Amendment.

The foregoing descriptions of the terms of the Amendment and First Modification do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment and First Modification, which the Company intends to file as exhibits to its Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the discussion set forth in Item 1.01, “Entry into a Material Definitive Agreement,” of this Current Report on Form 8-K, which discussion is incorporated herein by reference.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e)

On February 2, 2016, the Company entered into an employment agreement with Carl J. Williams, its Chief Executive Officer and Chairman of the Board of Directors (the “Agreement”).  The initial term of the Agreement expires on May 1, 2017, and the Agreement is subject to evergreen one-year renewals.  The Agreement continues Mr. Williams’ present base salary of $300,000 per annum, and provides for discretionary bonuses.

The Agreement also provides for the extension of certain applicable vesting and expiration periods in respect of stock options and restricted stock upon the occurrence of certain events, including death, disability, involuntary termination, and a change of control.  Further, the Agreement provides for (i) payment of twelve (12) months of base salary as severance and up to twelve (12) months of health benefits continuation in the event of certain “involuntary” terminations of employment occurring prior to a change of control, i.e., termination by the Company without ‘cause’ or by Mr. Williams for ‘good reason’; and (ii) payment of six (6) months of base salary in the event of a change of control of the Company, in each case, subject to an execution of a release of claims in favor of the Company.

The foregoing description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET PAYMENT, INC.

Date: February 3, 2016	By:	/s/ David R. Fishkin
		Name:	David R. Fishkin
		Title:	Vice President, Corporate Counsel and Secretary